SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2004

Date of Report (Date of earliest event reported)

POORE BROTHERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 South La Cometa Drive Goodyear, Arizona 85338
(Address of principal executive offices) (zip code)

(623) 932-6200
(Registrant’s telephone number, including area code)

Item 5. Other Events

On June 11, 2004, the Registrant issued a press release (attached hereto as Exhibit 99.1 supported by exhibits 99.2 and 99.3 which are incorporated by reference herein) that announces the discontinuance of the Crunch Toons®  brand salted snacks and the amendment of its Warner Bros. character licenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2004	POORE BROTHERS, INC.

	By:	/s/ Thomas W. Freeze
Thomas W. Freeze
Senior Vice President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 11, 2004
99.2	Warner Bros. Consumer Products Inc. License Agreement - Looney Tunes – Amendment #1
99.3	Warner Bros. Consumer Products Inc. License Agreement - Scooby – Amendment #1